                                                                     EXHIBIT 2.4

                              ARTICLES OF MERGER
                                   BY WHICH

                       Reconnaissance Technologies, Inc.
                            (a Wyoming corporation)

                          shall merge into and become

                              PCSupport.com, Inc.
                            (a Nevada corporation)


First, the Plan of Reorganization and Acquisition:

1. That certain PLAN OF REORGANIZATION AND MERGER, dated May 5, 1999 is attached hereto and incorporated herein by this reference as though fully set forth herein.

Second, information re Shareholder Action:

2. The Plan was adopted by the Board of Directors of RECONNAISSANCE TECHNOLOGIES, INC., originally a British Columbia, Canada corporation, having moved to Wyoming and become the present Wyoming corporation on June 13, 1999, following Shareholder approval, by requisite consent at a Meeting of Shareholders of record; the Plan was also adopted by the Board of Directors of the Nevada corporation following approval by a majority of all shareholders entitled to vote at a special meeting of shareholders; and by both in accordance with the laws of their respective jurisdictions and constituent documents.

Third, Corporate Authority:

3. The PLAN OF REORGANIZATION AND MERGER and the performance of the terms of the PLAN OF REORGANIZATION AND MERGER, by the each and all of the parties and entities mentioned in the PLAN OF REORGANIZATION AND MERGER were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests.

Fourth, Effective Date:

4. The Merger shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official of that this document has been accepted for filing and filed.

Fifth, Signing:

5. These Articles of Merger are signed by the duly authorized Officers of the each applicable entity as follows:

Reconnaissance Technologies, Inc.,    PCSupport.com, Inc.
(a Wyoming Corporation)                (a Nevada corporation)

by                               by

/s/ Michael G. McLean                      /s/ Kirt W. James
---------------------                      -----------------
Michael G. McLean                          Kirt W. James
President, Director                        President, Director


/s/ Steven W. Macbeth                      /s/ Kirt W. James
---------------------                      -----------------
Steven W. Macbeth                          Kirt W. James
Secretary, Director                        Secretary, Director



Executed by Michael G. McLean
and Steven W. Macbeth before
me on the 18th day of June, 1999


/s/ Cory Kent
-------------
Cory Kent - Notary Public

Cory H. Kent
Barrister & Soliciter
1600 Stock Exchange Tower
609 Granville Street
P.O. Box 10068, Pacific Centre
Vancouver, B.C., V7Y JC3

                                                     ARTICLES OF MERGER   Page 3
                                           Reconnaissance Technologies, Inc. and
                                                             PCSupport.com, Inc.



                                 PLAN ATTACHED